  Exhibit (1)(c)

TRILOGY MULTIFAMILY INCOME & GROWTH HOLDINGS I, LLC
RIA CLIENT INTRODUCTION AGREEMENT

The undersigned, Arete Wealth Management, LLC, an Illinois limited liability company (the “Managing Broker Dealer”), has entered into an agreement (the “Managing Broker Dealer Agreement”) with Trilogy Multifamily Income & Growth Holdings I, LLC, a Delaware limited liability company (the “Issuer”), for the sale of up to 50,000 Bonds of the Issuer (the “Securities”) for a maximum offering of up to $50,000,000. The Managing Broker Dealer has agreed to use its best efforts to form and manage a group of broker dealers (the “Selling Group Members”) and registered investment advisers (“Introducing RIAs”) for the purpose of soliciting offers for the purchase of the Securities. The terms of the Offering are set forth in the Issuer’s offering circular dated {OFFERING CIRCULAR DATE}, as may be supplemented or amended from time to time (the “Offering Circular”). The Securities will be offered during a period commencing on the date of the Offering Circular and continuing until the offering termination date as defined in the Offering Circular (the “Offering Termination Date”, with such interval defining the “Offering Period”); provided however, that the Issuer in its sole discretion may terminate the Offering at any time. Terms used but not otherwise defined in this RIA Client Introduction Agreement (this “Agreement”) have the same meanings as in the Offering Circular.

You (the Introducing RIA indicated on the signature page, or “You” or “Your”) are invited to become an Introducing RIA and by your confirmation hereof you agree to act in such capacity. On the basis of the representations, warranties, and covenants contained herein, but subject to the terms and conditions set forth herein, the Issuer and Managing Broker Dealer hereby make the Securities available for purchase by the clients of the Introducing RIA (the “Investor” or “Investors”). By your acceptance of this Agreement, you will become one of the Introducing RIAs and will be entitled to and subject to the terms and conditions in this Agreement.

Investors introduced by the Introducing RIA may purchase Securities in the Offering net of 7.0% of brokerage commissions.

1. Representations and Warranties of the Introducing RIA.

1.1 You hereby confirm that the Introducing RIA is duly organized, validly existing, and in good standing under the laws of its registered state with full power and authority to conduct its business. Introducing RIA is qualified, registered, and/or licensed to conduct its business in the jurisdictions that the conduct of its business requires such qualification, registration, or license, and that the Introducing RIA will take all steps necessary to ensure that at all times during the Offering that it remains in good standing and qualified, registered, and/or licensed to do business in such jurisdictions.

1.2 You hereby confirm that this Agreement, when executed by Introducing RIA, will have been duly and validly authorized, executed and delivered by the Introducing RIA, and will be a valid and binding agreement of the Introducing RIA, enforceable in accordance with its terms.

1.3 You hereby confirm that the Introducing RIA (i) is qualified and duly registered to act as a registered investment adviser within all states in which you will sell the Securities, (ii) is a registered investment adviser duly registered with either a state authority or the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) will maintain all such registrations and qualifications in good standing for the duration of your involvement in the Offering, (iv) has not received any notice of proceedings relating to the revocation or modification of its registration which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, net worth, earnings, cash flows, business, operations or properties of the Introducing RIA, (v) will comply with all applicable federal and state laws, rules, and regulations, (vi) has all required licenses and permits, and will immediately notify the Managing Broker Dealer and the Issuer in writing (a) if any such registration, qualification, license, or permit is terminated or suspended, or (b) if notice of any proceeding relating to the revocation or modification of your registration is received by the Introducing RIA.

1.4 You hereby confirm that any independent contractors and investment adviser representatives acting on behalf of the Introducing RIA have the appropriate securities registrations and licenses to offer and solicit purchasers for the Securities, and that the Introducing RIA will provide to the Managing Broker Dealer and the Issuer an updated list of investment adviser representatives approved to offer and solicit purchasers for the Securities upon request.

1.5 You hereby confirm that the consummation of the transactions contemplated herein and those contemplated by the Offering Circular will not conflict with or result in a breach or violation of (a) the charter, bylaws or similar organizational documents of the Introducing RIA, (b) any order, rule or regulation directed to the Introducing RIA by any court or any federal or state regulatory body or administrative agency having jurisdiction over the Introducing RIA or its affiliates, or (c) the terms of any indenture, mortgage, deed of trust, loan or credit agreement, promissory note, lease, statutory trust, servicing agreement, contract, arrangement, understanding, document or any other instrument to which the Introducing RIA is a party or by which it is bound or pursuant to which its assets are subject.

1.6 You hereby confirm that there is no claim, action, suit, controversy, audit, arbitration, mediation or proceeding (collectively, any “Action”), before or by any regulatory authority, pending or, to the knowledge of Introducing RIA, threatened, that adversely affects the Offering, to which the Introducing RIA is a party, or to which any of its assets is subject, that would prevent or restrict the consummation of the transactions contemplated by this Agreement. For purposes of this provision, a “regulatory authority” means any of FINRA, the SEC, a U.S. national securities exchange, the United States, any state or other political subdivision thereof and any other foreign or domestic entity or government exercising or having the authority to exercise executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

1.7 You agree that before participating in the Offering, you will have reasonable grounds to believe that based on information made available to you by the Managing Broker Dealer and/or the Issuer through the Offering Circular that all material facts are adequately and accurately disclosed in the Offering Circular and provide a basis for evaluating the Issuer and the Securities.

1.8 Unless otherwise licensed as such, the Introducing RIA shall not act as a broker or dealer, or take any action that would require it to register as a broker or dealer, in connection with the purchase of Securities by Investors. The Introducing RIA is not an agent of the Issuer or the Managing Broker Dealer and shall have no obligation to advise its clients to purchase the Securities. The Introducing RIA’s fee arrangements with any Investor would not be deemed excessive under applicable regulations.

1.9 The Introducing RIA hereby represents and warrants as of the date of this Agreement, the date of the filing of the offering statement, and at the time of any sale of the Securities (collectively the “Applicable Date”) to the Managing Broker Dealer and to the Issuer that neither the Introducing RIA nor any of its executive officers, directors, general partners, managing members, or officers involved in the offering, investment adviser representatives acting on behalf of the Introducing RIA or persons who own 20.0% or more of the Introducing RIA or any person receiving any direct or indirect compensation from the Introducing RIA with respect to the Offering:

1.9.1 Has been convicted, within ten (10) years of any Applicable Date of any felony or misdemeanor that was:

(a) In connection with the purchase or sale of any security;

(b) Involving or making of any false filing with the SEC; or

(c) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

1.9.2 Is subject to any order, judgment or decree of any court of competent jurisdiction, entered within five (5) years before any Applicable Date, that, as of such Applicable Date, restrains or enjoins such person from engaging or continuing in any conduct or practice:

(a) In connection with the purchase or sale of any security;

(b) Involving the making of any false filing with the SEC; or

(c) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

1.9.3 Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions), a state authority that supervises or examines banks, savings associations or credit unions, a state insurance commission (or an agency or officer of a state performing like functions), an appropriate federal banking agency, the U.S. Commodity Futures Trading Commission or the National Credit Union Administration that:

(a) As of any Applicable Date, bars the person from:

(i) Association with an entity regulated by such commission, authority, agency or officer;

(ii) Engaging in the business of securities, insurance or banking; or.

(iii) Engaging in savings association or credit union activities.

(b) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct entered within ten (10) years before any Applicable Date.

1.9.4 Is subject to an order of the SEC pursuant to sections 15(b) or 15B(c) of the Exchange Act or section 203(e) or (f) of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) that, as of any Applicable Date:

(a) Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser;

(b) Places limitations on the activities, functions or operations of such person; or

(c) Bars such person from being associated with any entity or from participating in the offering of any penny stock.

1.9.5 Is subject to any order of the SEC entered within five (5) years before any Applicable Date, that as of such Applicable Date, orders the person to cease and desist from committing or causing a violation or future violation of:

(a) Any scienter-based anti-fraud provisions of the federal securities laws including, without limitation, section 17(a)(1) of the Securities Act of 1933 (the “Securities Act”), section 10(b) of the Exchange Act and 17 CFR 240.10b-5, section 15(c)(1) of the Exchange Act and section 206(1) of the Investment Advisers Act, or any other rule or regulation thereunder; or

(b) Section 5 of the Securities Act.

1.9.6 Is suspended from membership in, or suspended or barred from association with, a member of a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

1.9.7 Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within five (5) years of any Applicable Date, was the subject of a refusal order, stop order or order suspending the Regulation A exemption or, is, as of any Applicable Date, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

1.9.8 Is subject to a United States Postal Service false representation order entered within five (5) years before any Applicable Date, or is, as of any Applicable Date, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

1.9.9 The representations and warranties made in this Section 1 are made as of the date of this Agreement and shall be continuing representations and warranties throughout the term of the Offering. In the event that any of these representations or warranties becomes untrue, the Introducing RIA will immediately notify the Managing Broker Dealer in writing of the fact which makes the representation or warranty untrue.

1.9.10 The Introducing RIA may rely upon the representations and warranties made by the Issuer and Managing Broker Dealer in sections 2 and 4 of the Managing Broker Dealer Agreement.

2. Duties and Obligations of the Introducing RIA.

2.1 You hereby agree to solicit persons acceptable to the Issuer to purchase the Securities pursuant to the subscription agreement (the “Subscription Agreement”) in the form attached to the Offering Circular and in accordance with the terms of the Offering Circular, and to diligently make inquiries as required by this Agreement, the Offering Circular, or applicable law with respect to prospective Investors in order to ascertain whether a purchase of the securities is suitable for the Investor. Notwithstanding the foregoing, the Introducing RIA is under no obligation to actually consummate on behalf of Investors any transaction or transactions in Securities. In accordance with the instructions set forth in the Subscription Agreement, all complete Subscription Agreements and customer funds for the purchase of the Securities received by you with respect to any Subscription Agreement shall be transmitted as provided in in this Agreement. No Subscription Agreement shall be effective unless and until accepted by the Issuer.

2.2 Upon authorization by the Managing Broker Dealer, you may offer the Securities at the Offering price set forth in the Offering Circular, or as amended or superseded in this Agreement, subject to the terms and conditions thereof, and you agree to comply in all respects with the purchase procedures and plan of distribution set forth in the Offering Circular.

2.3 You will provide each prospective Investor with a copy of the Offering Circular and exhibits and appendices thereto during the course of the Offering and before sale, and advise each such prospective Investor at the time of the initial offering to him or her that the Issuer and/or its agents and consultants will, during the course of the Offering and prior to any sale, accord said Investor and his or her purchaser representative, if any, the opportunity to ask questions of and to receive answers from the Issuer and/or its agents and consultants concerning the terms and conditions of the Offering and to obtain any additional information, which information is possessed by the Issuer or may be obtained by it without unreasonable effort or expense and which is necessary to verify the accuracy of the information contained in the Offering Circular.

2.4 All subscriptions solicited by you will be strictly subject to confirmation by the Managing Broker Dealer and acceptance thereof by the Issuer. The Managing Broker Dealer and the Issuer reserve the right in their absolute discretion to reject any subscription for any reason. Neither you nor any other person is authorized to and neither you nor any of your employees, agents, or representatives shall give any information or make any representation other than those contained in the Offering Circular or in any supplemental sales literature furnished by the Managing Broker Dealer or the Issuer for use in making solicitations in connection with the offer and sale of the Securities.

2.5 The Issuer or the Managing Broker Dealer will provide you with such number of copies of the Offering Circular and such number of copies of amendments and supplements thereto as you may reasonably request. You will be responsible for correctly placing orders of such materials and will reimburse the Issuer or the Managing Broker Dealer for any costs incurred in connection with unreasonable or mistaken orders. The Managing Broker Dealer also understands that the Issuer may provide you with certain supplemental sales material to be used by you in connection with the solicitation of purchases of the Securities. If you elect to use such supplemental sales material, you agree that such material shall not be used in connection with the solicitation or purchase of the Securities unless accompanied or preceded by the Offering Circular, as then currently in effect, and as it may be amended or supplemented in the future.

2.6 You agree not to execute any transaction in which an Investor invests in the Securities in a discretionary account without prior written approval of the transaction by the Investor.

2.7 You will immediately bring to the attention of the Issuer and the Managing Broker Dealer any circumstance or fact which causes you to believe the Offering Circular, or any other literature distributed pursuant to the Offering, or any information supplied to prospective Investors in their purchase materials, may be inaccurate or misleading.

2.8 You will limit the offering of the Securities to persons whom you have reasonable grounds to believe, and in fact believe, after conducting a reasonable inquiry and due diligence of the Offering, meet the financial suitability and other Investor requirements set forth in the Offering Circular.

2.9 You agree that in recommending to an Investor the purchase or sale of the Securities, you shall have reasonable grounds to believe, on the basis of information obtained from the prospective Investor concerning his or her investment objectives, other investments, financial situation and needs, and any other information known by you, that:

2.9.1 The prospective Investor meets the suitability requirements set forth in the Offering Circular and documents associated with the Offering, and the acquisition of Securities by the Investor is a suitable investment for such Investor as may be required by all applicable laws, rules and regulations;

2.9.2 The prospective Investor is in a financial position appropriate to enable him or her to realize to a significant extent the benefits described in the Offering Circular;

2.9.3 The prospective Investor has a financial net worth sufficient to sustain the risks inherent in an investment in the Securities, including, but not limited to, the total loss of the investment, lack of liquidity, and other risks described in the Offering Circular;

2.9.4 The information contained in each completed Subscription Agreement is true and correct in all material respects with respect to such Investor; and

2.9.5 Such Investor will be acquiring the Securities for investment and not with a view a toward distribution.

2.10 You agree to retain in your records and make available to the Managing Broker Dealer and to the Issuer, for a period of at least six (6) years following the Offering Termination Date, a record of the information obtained pursuant to your engagement hereunder, including without limitation all of the information used by you to determine that (i) each person who purchases the Securities pursuant to a Subscription Agreement solicited by you is within the permitted class of Investors under the requirements of the jurisdiction in which such Investor is a resident, (ii) each such person met the suitability requirements set forth in the Offering Circular and the Subscription Agreement (both at the time of the initial purchase and at the time of any additional purchases), (iii) each such person is suitable for such investment and the basis on which such suitability determination was made, and (iv) a representation of each such person that it is investing for investment and not with a view toward distribution.

2.11 You agree that upon request by the Managing Broker Dealer, you will furnish a complete list of all persons who have been offered the Securities and such persons’ place of residence.

2.12 You agree that before executing a purchase transaction in the Securities, you will inform the prospective Investor and his or her purchaser representative, if any, of all pertinent facts relating to the liquidity and marketability of the Securities, as appropriate, during the term of the investment.

2.13 You hereby undertake and agree to comply with all obligations applicable to you including, but not limited to, any new suitability and filing requirements.

2.14 You will refrain from making any representations to any prospective Investor other than those contained in the Offering Circular, and will not allow any other written materials to be used to describe the potential investment to prospective Investors other than the Offering Circular or factual summaries and sales brochures of the Offering prepared by the Issuer.

2.15 You will refrain from distributing any material to prospective Investors that is marked “Financial Advisor Use Only”, “Broker Dealer Use Only,” or with similar language or disclosures or any other due diligence material related to the Offering received by You.

2.16 The Managing Broker Dealer shall have full authority to take such action as it may deem advisable with respect to all matters pertaining to the Offering. The Managing Broker Dealer shall be under no liability to you except for gross negligence or willful misconduct and for obligations expressly assumed by it in this Agreement. Nothing contained in this section is intended to operate as, and the provisions of this section shall not constitute a waiver by you, of compliance with any provision of the Securities Act, the Exchange Act, and any other applicable federal or state law, rule, and regulations thereunder.

2.17 Solicitation.

2.17.1 In soliciting persons to acquire the Securities, you agree to comply with any applicable requirements of federal and state securities laws, the published rules and regulations thereunder and, in particular, you agree that you will not give any information or make any representations other than those contained in the Offering Circular and in any supplemental sales literature furnished to you by the Managing Broker Dealer or the Issuer for use in making such solicitations.

2.17.2 You will conduct all solicitation and sales efforts in conformity with Regulation A promulgated under the Securities Act and exemptions available under applicable state law.

2.18 Anti-Money Laundering Compliance Programs.

2.18.1 You will conduct reasonable investigation to ensure that all prospective Investors are not (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable enabling legislation or other Executive Orders in respect thereof (such lists are collectively referred to as “Lists”) or (ii) owned or controlled by, nor act for or on behalf of, any person or entity on the Lists.

2.18.2 Each Introducing RIA’s acceptance of this Agreement constitutes a representation to the Managing Broker Dealer that the Introducing RIA has established and implemented an anti-money laundering (“AML”) compliance program (“AML Program”), in accordance with 31 U.S.C. 5318(h) and Section 352 of the Money Laundering Abatement Act and Section 326 of the Patriot Act of 2001, which are reasonably expected to detect and cause reporting of suspicious transactions in connection with the sale of Securities. In addition, the Introducing RIA represents that it has established and implemented a program (“OFAC Program”) for compliance with OFAC and will continue to maintain its OFAC Program during the term of this Agreement. Upon request by the Managing Broker Dealer at any time, the Introducing RIA hereby agrees to (i) furnish a copy of its AML Program and OFAC Program to the Managing Broker Dealer for review and (ii) furnish a copy of the findings and any remedial actions taken in connection with the Introducing RIA’s most recent independent testing of its AML Program and/or its OFAC Program.

2.18.3 The parties acknowledge that for the purposes of the FINRA rules the Investors who purchase Securities through the Introducing RIA are “Customers” of the Introducing RIA and not the Managing Broker Dealer. Nonetheless, to the extent that the Managing Broker Dealer deems it prudent, the Introducing RIA shall cooperate with the Managing Broker Dealer’s auditing and monitoring of the Introducing RIA’s AML Program and its OFAC Program by providing, upon request, information, records, data and exception reports, related to Investors introduced to, and serviced by, the Introducing RIA (the “Customers”). Such documentation could include, among other things: (i) copies of Introducing RIA’s AML Program and its OFAC Program; (ii) documents maintained pursuant to the Introducing RIA’s AML Program and its OFAC Program related to the Customers; (iii) any suspicious activity reports filed related to the Customers; (iv) audits and any exception reports related to the Introducing RIA’s AML activities; and (v) any other files maintained related to the Customers. In the event that such documents reflect, in the opinion of the Managing Broker Dealer, a potential violation of the Managing Broker Dealer’s obligations in respect of its AML or OFAC requirements, the Introducing RIA will permit the Managing Broker Dealer to further inspect relevant books and records related to the Customers (with respect to the Offering) and/or the Introducing RIA’s compliance with AML or OFAC requirements. Notwithstanding the foregoing, the Introducing RIA shall not be required to provide to the Managing Broker Dealer any documentation that, in the Introducing RIA’s reasonable judgment, would cause the Introducing RIA to lose the benefit of attorney-client privilege or other privilege which it may be entitled to assert relating to the discoverability of documents in any civil or criminal proceedings. The Introducing RIA hereby represents that it is currently in compliance with all AML rules and all OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act. The Introducing RIA hereby agrees, upon request by the Managing Broker Dealer to (i) provide an annual certification to the Managing Broker Dealer that, as of the date of such certification (A) its AML Program and its OFAC Program are consistent with the AML Rules and OFAC requirements, (B) it has continued to implement its AML Program and its OFAC Program and (C) it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act and (ii) perform and carry out, on behalf of both the Managing Broker Dealer and the Issuer, the Customer Identification Program requirements in accordance with Section 326 of the USA PATRIOT Act and applicable SEC and Treasury Department Rules thereunder.

2.19 Due Diligence.

2.19.1 You agree not to rely upon the efforts of the Managing Broker Dealer in (i) performing due diligence related to the Issuer (including its members, managers, officers, directors, employees and Affiliates), the Securities, or the suitability thereof for any Investors and (ii) determining whether the Issuer has adequately and accurately disclosed all material facts upon which to provide a basis for evaluating the Issuer to the extent required by federal and state law, rules, and regulations. You further agree that you are solely responsible for performing adequate due diligence, and you agree to perform adequate due diligence as required by federal and state law, rules, and regulations.

2.19.2 The Issuer will authorize a collection of information regarding the Offering (the “Due Diligence Information”), which collection the Issuer may amend and supplement from time to time, to be delivered to the Introducing RIA (or their agents performing due diligence) in connection with its due diligence review of the Offering. In the event the Introducing RIA (or its agent performing due diligence) requests access to additional information or otherwise wishes to conduct additional due diligence regarding the Offering, the Issuer will reasonably cooperate with the Introducing RIA to accommodate such request. All Due Diligence Information received by the Introducing RIA in connection with its due diligence review of the Offering is confidential and shall be maintained as confidential and not disclosed by the Introducing RIA, except to the extent such information is disclosed in the Offering Circular.

2.20 Electronic Delivery of Information; Electronic Processing of Subscriptions.

2.20.1 Pursuant to the Managing Broker Dealer Agreement, the Issuer has agreed to confirm all orders for the purchase of Securities accepted by the Issuer. In addition, the Issuer, the Managing Broker Dealer and/or third parties engaged by the Issuer or the Managing Broker Dealer may, from time to time, provide to the Introducing RIA copies of investor letters, annual reports and other communications provided to the Issuer investors. The Introducing RIA agrees that, to the extent practicable and permitted by law, all confirmations, statements, communications and other information provided to or from the Issuer, the Managing Broker Dealer, the Introducing RIA and/or their agents or customers may be provided electronically, as a preference but not as a requirement.

2.20.2 With respect to Securities held through custodial accounts, the Introducing RIA agrees and acknowledges that to the extent practicable and permitted by law, all confirmations, statements, communications and other information provided from the Issuer, the Managing Broker Dealer and/or their agents to Issuer investors may be provided solely to the custodian that is the registered owner of the Securities, rather than to the beneficial owners of the Securities. In such case it shall be the responsibility of the custodian to distribute the information to the beneficial owners of Securities.

2.20.3 The Introducing RIA agrees and acknowledges that the Managing Broker Dealer may, as a preference but not as a requirement, use an electronic platform to process subscriptions, including but not limited to the Depository Trust Company (DTC) model. If an electronic platform is used, the Introducing RIA agrees to cooperate with the processing of subscriptions through such an electronic platform if reasonably practical.

3. Duties and Obligation of the Managing Broker Dealer.

3.1 Notifications. Managing Broker Dealer shall provide prompt written notice to the Introducing RIAs of any material changes to the Managing Broker Dealer that in its judgment could materially and adversely affect an Introducing RIA with respect to this Offering.

4. Compensation and Expenses.

4.1 Introducing RIA shall not receive compensation from the Issuer for introducing Investors to the Issuer or facilitating the purchase of Securities by Investors. Notwithstanding the foregoing, the Issuer, in its sole discretion, may elect to reimburse the Introducing RIA for bona fide due diligence expenses in conjunction with reviewing the Offering and other reasonable marketing costs, but in no circumstances may this constitute transaction-based compensation.

4.2 All other expenses incurred by you in the performance of your obligations hereunder, including, but not limited to, expenses related to the Offering and any attorneys’ fees, shall be at your sole cost and expense, and the foregoing shall apply notwithstanding the fact that the Offering is not consummated for any reason.

5. Relationship of Parties. Nothing herein shall constitute the Introducing RIAs as an association, partnership, unincorporated business, or other separate entity. The Managing Broker Dealer shall be under no liability to make any payment to you except out of the funds received by it from the Issuer as hereinabove provided. The Managing Broker Dealer shall not be under any liability for, or in respect of the value or validity of the Subscription Agreement, the Securities or the performance by anyone of any agreement on its part, or for, or in respect of any matter connected with this Agreement, except for gross negligence or willful misconduct by the Managing Broker Dealer and for obligations expressly assumed by the Managing Broker Dealer in this Agreement.

6. Privacy Act. To protect Customer Information (as defined below) and to comply as may be necessary with the requirements of the Gramm-Leach-Bliley Act, the relevant state and federal regulations pursuant thereto and state privacy laws, the parties wish to include the confidentiality and non-disclosure obligations set forth herein.

6.1 Customer Information. “Customer Information” means any information contained on a customer’s application or other form and all nonpublic personal information about a customer that a party receives from the other party. Customer Information shall include, but not be limited to, name, address, telephone number, social security number, health information and personal financial information (which may include consumer account number).

6.2 Usage and Nondisclosure. The parties understand and acknowledge that they may be financial institutions subject to applicable federal and state customer and consumer privacy laws and regulations, including Title V of the Gramm-Leach-Bliley Act (15 U.S.C. 6801, et seq.) and regulations promulgated thereunder (collectively, the “Privacy Laws”), and any Customer Information that one party receives from the other party is received with limitations on its use and disclosure. The parties agree that they are prohibited from using the Customer Information received from the other party other than (i) as required by law, regulation or rule or (ii) to carry out the purposes for which one party discloses Customer Information to the other party pursuant to this Agreement, as permitted under the use in the ordinary course of business exception to the Privacy Laws.

6.3 Safeguarding Customer Information. The parties shall establish and maintain safeguards against the unauthorized access, destruction, loss, or alteration of Customer Information in their control which are no less rigorous than those maintained by a party for its own information of a similar nature. In the event of any improper disclosure of any Customer Information, the party responsible for the disclosure will immediately notify the other party.

7. Indemnification by the Issuer.

7.1 Subject to the conditions set forth below, the Issuer, with respect to the Offering, agrees to indemnify and hold harmless the Introducing RIA and its respective owners, managers, members, partners, directors, officers, employees, agents, attorneys, and accountants (collectively the “Selling Parties” and each a “Selling Party”), against any and all loss, liability, claim, damage and expense whatsoever (“Loss”) arising out of or based upon:

7.1.1 Any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular (as amended and supplemented from time to time) or in any application or other document filed in any jurisdiction in order to qualify the Securities under, or exempt the Offering of the Securities from, the registration or qualification requirements of the securities laws thereof;

7.1.2 The omission or alleged omission from the Offering Circular (as amended and supplemented from time to time) of a material fact required to be stated therein or necessary to make the statements therein not misleading;

7.1.3 The failure of the Issuer to comply with any provisions of federal and state securities law, rules, and regulations, including Regulation A;

7.1.4 Any verbal or written representations made in connection with the Offering made by the Issuer, its agents (other than by the Selling Parties or any of its employees or affiliates), employees, or affiliates in violation of federal and state securities law, rules, and regulations, including Regulation A; or

7.1.5 The breach by the Issuer of any term, condition, representation, warranty, or covenant in this Agreement.

7.2 If any action is brought against any of the Selling Parties in respect of which indemnity may be sought hereunder, the Selling Party shall promptly notify the party or parties against whom indemnification is to be sought in writing of the institution of such action, and the Issuer shall assume the defense of such action. The affected Selling Parties shall have the right to employ counsel in any such case. The reasonable fees and expenses of such counsel shall be at the Issuer’s expense and authorized in writing by the Issuer.

7.3 The Issuer agrees to promptly notify the Introducing RIA of the commencement of any litigation or proceedings against the Issuer or any of its respective officers, directors, members, managers, partners, employees, attorneys, accountants, or agents in connection with the Offering of the Securities or in connection with the Offering Circular.

7.4 The indemnity provided to the Selling Parties pursuant to this Section 7 shall not apply to the extent that any Loss arises out of or is based upon (i) any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Issuer by the Introducing RIA specifically for use in the preparation of the Offering Circular (or any amendment or supplement thereto) or any sales literature, (ii) the failure to qualify the offer and sale of Securities for an exemption from registration under the Securities Act and applicable state securities laws, rules or regulations caused by an action or omission of the Introducing RIA, (iii) the offer or sale by the Introducing RIA of a Security to a person who fails to meet the standards regarding suitability under any applicable federal and state laws, rules, and regulations or (iv) the breach by the Introducing RIA of its representations, warranties, or obligations hereunder.

8. Indemnification by the Introducing RIA.

8.1 Subject to the conditions set forth below, the Introducing RIA agrees to indemnify and hold harmless the Issuer, the Managing Broker Dealer, their affiliates, and their respective general partners, stockholders, partners, directors, officers, managers, employees, members and agents, each controlling person and each of their respective attorneys and accountants (“Issuer Parties”), against any and all Loss arising out of or based upon:

8.1.1 Any verbal or written representations made in connection with the Offering made by the Introducing RIA (other than by the Issuer Parties), employees, or affiliates in violation of the Securities Act, the Exchange Act, Regulation A, the regulations thereunder, or any applicable federal or state securities laws and regulations or the RIA Client Introduction Agreement;

8.1.2 The Introducing RIA’s failure to comply with any of the applicable provisions of the Securities Act, the Exchange Act, Regulation A, the regulations thereunder, or any applicable federal or state securities laws and regulations, other than any failure to comply which directly results from acts of the Issuer;

8.1.3 The breach by the Introducing RIA of any term, condition, representation, warranty, or covenant of the RIA Client Introduction Agreement; or

8.1.4 The failure by any Investor to comply with the suitability requirements set forth in the Offering Circular.

8.1.5 Any fault in electronic signatures and/or stamped signatures in any form which have been used, obtained or relied upon by the Introducing RIA with respect to this Agreement or any Subscription Agreement.

8.2 If any action is brought against any of the Issuer Parties in respect of which indemnity may be sought hereunder, the Issuer Party shall promptly notify the Introducing RIA in writing of the institution of such action, and the Introducing RIA shall assume the defense of such action. The Issuer Parties shall have the right to employ counsel in any such case. The reasonable fees and expenses of such counsel shall be at the Introducing RIA’s expense, provided that the Introducing RIA will not be obligated to pay for legal fees and expenses for more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions.

8.3 The Introducing RIA agrees to promptly notify the Issuer of the commencement of any litigation or proceedings against the Introducing RIA or any of the Introducing RIA’s managers, members, officers, directors, partners, employees, affiliates, attorneys, accountants, or agents in connection with the Offering of the Securities or in connection with the Offering Circular.

8.4 The indemnity provided to the Issuer Parties pursuant to this Section 8 shall not apply to the extent that any Loss arises out of or is based upon any untrue statement or alleged untrue statement of material fact made by the Issuer Parties or any of its agents (other than the Introducing RIA), or any omission or alleged omission of a material fact required to be disclosed by the Issuer or any of its agents (other than the Introducing RIA).

9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided pursuant to Sections 8 and 9 is for any reason held to be unavailable from the Issuer or the Introducing RIA, the parties shall contribute to the aggregate Loss, liabilities, claims, damages and expenses (including any amount paid in settlement of any action, suit, or proceeding or any claims asserted) in such amounts as a court of competent jurisdiction may determine (or in the case of settlement, in such amounts as may be agreed upon by the parties) in such proportion to reflect the relative fault of the each party in connection with the events described in Sections 8 and 9, which resulted in such Loss, liabilities, claims, damages or expenses, as well as any other equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Introducing RIA and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such omission or statement.

10. Suspension, Termination, and Survival. The Introducing RIA will suspend or terminate the Offering upon request of the Issuer or the Managing Broker Dealer at any time and will resume the Offering upon the subsequent request of the Issuer or the Managing Broker Dealer. This Agreement may be terminated by the Managing Broker Dealer at any time upon written notice to the Introducing RIA. Except as the context otherwise requires, all representations, warranties, and agreements contained in this Agreement shall be deemed to be representations, warranties, and agreements at and as of the Offering Termination Date. Furthermore, the indemnity and contribution agreements contained in Sections 7, 8, and 9 shall remain operative and in full force and effect regardless of any investigation made by the Managing Broker Dealer, the Issuer, and/or any controlling person, and shall survive the sale of, and payment for, the Securities.

11. Governing Law; Venue. This Agreement shall be governed by, subject to and construed in accordance with the laws of the State of Illinois without regard to conflict of law provisions and any dispute between the parties concerning this Agreement shall come within the jurisdiction of the courts of Illinois.

12. Severability. If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be considered valid and operative and effect shall be given to the intent manifested by the portion held invalid or inoperative.

13. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and together which shall constitute one and the same instrument.

14. Modification or Amendment. This Agreement may not be modified or amended except by written agreement executed by the parties hereto.

15. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and delivered as follows:

if sent to the Managing Broker Dealer, it shall be mailed or delivered to:

Arete Wealth Management, LLC
1115 W. Fulton Market, 3rd Floor
Chicago, IL 60607

if sent to the Issuer, it shall be mailed or delivered to:

Trilogy Multifamily Income & Growth Holdings I, LLC
520 West Erie Street
Chicago, IL 60654

if sent to you, it shall be mailed or delivered to your address set forth below. The notice shall be deemed to be received on the date of its actual receipt by the party entitled thereto.

16. Parties. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, the persons referred to in Sections 7, 8, and 9 herein, their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under, in respect of, or by virtue of, this Agreement or any provision herein contained.

17. Delay. Neither the failure nor any delay on the part of any party to this Agreement to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall a waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any subsequent occurrence.

18. Recovery of Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding (and any additional proceeding for the enforcement of a judgment) in addition to any other relief to which it or they may be entitled.

19. Entire Agreement. This Agreement, along with the applicable provisions of the Managing Broker Dealer Agreement, constitute the entire understanding between the parties hereto and supersede any prior understandings or written or oral agreements between them respecting the subject matter hereof.

IN WITNESS WHEREOF, this Agreement has been executed as of the date indicated below but shall only be in effect once ALL parties have appended appropriate signatures indicating agreement.
Trilogy Multifamily Income & Growth Holdings I, LLC, By: {ISSUER ELECTRONIC SIGNATURE} Name: {NAME OF SIGNATORY} Title: {TITLE OF SIGNATORY}

TRILOGY MULTIFAMILY INCOME & GROWTH HOLDINGS I, LLC
RIA CLIENT INTRODUCTION AGREEMENT SIGNATURE PAGE

Firm:

Firm CRD:

By:		Date:

Name:

Title:

Email:

Address:

Phone:

AGREED AND ACCEPTED:

Arete Wealth Management, LLC

By:
Name:	David Hock
Title:	Chief Financial Officer